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                                                                    EXHIBIT 11.1

                            SMARTFLEX SYSTEMS, INC.
                       Computation of Earnings per Share
                    (In thousands except per share amounts)


                                                           Three Months Ended March 31,
                                                           -----------------------------
                                                              1997               1996
                                                           ----------         ----------
PRIMARY EARNINGS PER SHARE
--------------------------
    Net income                                             $      234         $    1,912
                                                           ==========         ==========
    Weighted average number of common
     shares outstanding during the period                   6,315,689          6,242,511


    Incremental common shares attributable
       to outstanding options                                 126,341            128,518
                                                           ----------         ----------

       Total shares                                         6,442,030          6,371,029
                                                           ==========         ==========
    Primary earnings per share                             $     0.04         $     0.30
                                                           ==========         ==========


FULLY DILUTED EARNINGS PER SHARE
--------------------------------

    Net income                                             $      234         $    1,912
                                                           ==========         ==========
    Weighted average number of common
       shares outstanding during the period                 6,315,689          6,242,511

    Incremental common shares attributable
       to outstanding options                                 126,386            143,221
                                                           ----------         ----------
       Total shares                                         6,442,075          6,385,732
                                                           ==========         ==========
    Fully diluted earnings per share                       $     0.04         $     0.30
                                                           ==========         ==========